Filed Pursuant to Rule 424(b)(7)
Registration No. 333-259537

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated September 15, 2021

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 15, 2021)

3,000,000 Shares

Common Stock

The selling stockholder identified in this prospectus supplement is offering 3,000,000 shares of our common stock. We are not selling any shares of common stock under this prospectus supplement and we will not receive any of the proceeds from the shares of common stock sold by the selling stockholder.

The common stock of Callaway Golf Company is listed on the New York Stock Exchange under the symbol “ELY.” On September 14, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $27.08 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the selling stockholder, before expenses	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

The selling stockholder has granted the underwriters an option for a period of 30 days to purchase up to 450,000 additional shares of our common stock.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and the other risk factors that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about                 , 2021.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan

Co-Manager

MUFG

The date of this prospectus supplement is                , 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We, the selling stockholder and the underwriters have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling stockholder and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States we, the selling stockholder and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Callaway Golf,” “Callaway,” the “Company,” “we,” “us” and “our” refer to Callaway Golf Company.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section under the heading “Risk Factors” herein, as well as the information set forth under “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations” and our financial statements and related notes, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Callaway Golf Company was incorporated in California in 1982 with the main purpose of designing, manufacturing and selling high quality golf clubs. The Company became a publicly traded corporation in 1992, and in 1999, reincorporated in the State of Delaware. The Company has evolved over time from a manufacturer of golf clubs to a leading manufacturer and distributor of a full line of premium golf equipment and accessories. More recently, in an effort to diversify and explore new growth opportunities, the Company expanded its soft goods business to include lifestyle product lines that are complementary to golf. In 2016, the Company entered into a joint venture with its Japan apparel licensee to sell Callaway Golf Apparel in Japan, which the Company ultimately took full control of in 2019. This strategy continued in 2021, as the Company took over its Korea Callaway Apparel business from its licensee in that market. In 2017, the Company expanded its soft goods business with the acquisitions of OGIO International, Inc. (“OGIO”), a leading manufacturer and distributor of premium storage gear for sport and personal use, and TravisMathew, LLC (“TravisMathew”), a leading designer and distributor of premium golf and lifestyle apparel, gear and accessories. In January 2019, the Company acquired JW Stargazer Holding GmbH, the owner of the international, premium outdoor apparel, footwear and equipment brand, Jack Wolfskin (“Jack Wolfskin”), which further enhanced the Company’s lifestyle category and provided a platform in the active outdoor and urban outdoor categories.

In March 2021, the Company completed its previously announced merger with Topgolf International, Inc. (“Topgolf”). Topgolf is a leading tech-enabled golf entertainment business, with an innovative platform that comprises its state-of-the-art open-air golf and entertainment venues, revolutionary Toptracer ball-tracking technology and innovative media platform. The combined company is expected to benefit from a compelling family of brands with reach across multiple channels including retail, venues, e-commerce and digital communities.

Following the completion of the merger with Topgolf, the Company has three operating and reportable segments: Golf Equipment; Apparel, Gear and Other; and Topgolf.

Business and Products

Golf Equipment

The Company designs, manufactures and sells a full line of high quality golf equipment, which is comprised of the golf clubs and golf balls product groups. The Company designs its golf products to be technologically advanced and in this regard invests a considerable amount in research and development each year. The Company designs its golf products for golfers of all skill levels, both amateur and professional, and to conform to the Rules of Golf as published by the United States Golf Association and the ruling authority known as The R&A.

Golf clubs include woods (drivers, fairway woods and hybrids) and irons (irons, wedges and packaged sets) sold under the Callaway brand, and putters sold under the Odyssey brand, including Toulon Design by Odyssey.

This product group also includes Callaway and non-Callaway pre-owned golf clubs. The Company’s golf clubs compete at various price levels within the golf clubs product group. Golf clubs accommodate the preferences and skill levels of all golfers.

Golf balls are sold under the Callaway Golf and Strata brands and compete at various price levels within the golf balls product group. The Company’s golf balls are generally either a 2-piece golf ball (consisting of a core and cover) or a multilayer golf ball (consisting of two or more components in addition to the cover). The Company’s golf ball products include covers that incorporate a traditional dimple pattern as well as covers that incorporate innovative designs, including the Company’s proprietary HEX Aerodynamics (i.e., a lattice of tubes that form hexagons and pentagons), Hybrid Cover, Triple Track Technology and Truvis patterns.

Apparel, Gear and Other

The Company designs, develops and sells high quality soft goods products under the Callaway, TravisMathew, OGIO and Jack Wolfskin brands. The brands deliver a range of premium performance and lifestyle products in the United States and select global markets.

Callaway soft goods products include golf apparel, footwear, and a full range of golf accessories, including golf bags, golf gloves, headwear and practice aids. Callaway golf apparel offerings include tops, bottoms and outerwear for men, women and children made of high-quality fabrics designed for style, comfort and performance.

TravisMathew soft goods includes two brands: TravisMathew and Cuater by TravisMathew (“Cuater”). TravisMathew offers golf and lifestyle apparel, hats, luggage and accessories designed to deliver superior performance that carries over into lifestyle. The brand’s lifestyle-oriented aesthetic attracts golfers as well as non-golfers. Cuater’s primary product is versatile, premium performance footwear. Cuater also offers belts, hats, socks and underwear.

OGIO offers storage gear for sport and personal use including backpacks, travel bags, duffle bags, golf bags and storage gear accessories, in addition to a line of outerwear, headwear and accessories. OGIO storage offers innovative organization features, durable waterproof construction, and ergonomic and aerodynamic designs.

Jack Wolfskin offers a full line of functional outdoor apparel including jackets, trousers and tops, in addition to footwear and outdoor equipment, including packs and bags, travel bags, tents, sleeping bags and accessories. Jack Wolfskin outdoor apparel is geared for a variety of outdoor sports including trekking and hiking, cycling, mountain sports, backpacking, and winter sports as well as for leisure. Jack Wolfskin outdoor apparel includes softshell jackets, fleece jackets, windbreakers, down jackets, functional jackets and rain jackets for men, women, and children, which are made of high quality textiles. Founded in Frankfurt, Germany, Jack Wolfskin is one of the largest outdoor retailers in Europe.

Topgolf

The Company’s Topgolf operating segment is comprised of Topgolf venues, Toptracer and media that leverage its brand, proprietary technology, and hospitality offerings to create entertainment experiences for its guests.

The Topgolf venues business consists of Company-operated venues within the United States and company-operated and franchised venues outside the United States. Topgolf venues offer state-of-the-art entertainment facilities with multiple forms of entertainment and are equipped with technology-enabled hitting bays, multiple bars, dining areas and exclusive event spaces. Revenue from Company-operated venues is primarily derived from food and beverage, gameplay, and events. Topgolf receives a royalty from its franchised locations. As of the date of this prospectus supplement, Topgolf had 66 venues and one lounge operating in the United States, three Company-operated venues in the United Kingdom, and three franchised venues (in Australia, Mexico and the United Arab Emirates).

Topgolf has other lines of business, including the Toptracer ball-flight tracking technology, which is licensed to independent driving ranges and used in golf broadcasts, the World Golf Tour digital golf game, digital content creation and sponsorship operations. As of the date of this prospectus supplement, Topgolf had over 12,000 active Toptracer bays installed.

Our Executive Offices and Internet Address

Our principal executive offices are located at 2180 Rutherford Road, Carlsbad, California 92008, our telephone number is (760) 931-1771 and our website is www.callawaygolf.com. Information that you may find on our website is not part of this prospectus supplement.

The Offering

Issuer	Callaway Golf Company

Common stock offered by the selling stockholder	3,000,000 shares (or 3,450,000 shares of common stock if the underwriters’ option to purchase additional shares is exercised in full).

Common stock to be outstanding immediately after this offering	185,969,733 shares.

Option to purchase additional shares	The selling stockholder has granted the underwriters an option for a period of 30 days to purchase up to 450,000 additional shares of our common stock, in each case at the public offering price, less the estimated underwriting discounts and commissions.

Use of proceeds	The selling stockholder will receive all of the net proceeds from the sale of shares of common stock in this offering, and we will not receive any proceeds from the sale of shares of common stock in this offering.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement, page 1 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

New York Stock Exchange Symbol	Our common stock is listed on the New York Stock Exchange under the symbol “ELY.” On September 14, 2021, the last reported sale price of our common stock was $27.08 per share.

The number of shares of common stock that will be outstanding after this offering is based on 185,969,733 shares of our common stock outstanding as of August 31, 2021, and excludes:

•	2,360,857 shares of our common stock issuable upon the exercise of outstanding stock options as of August 31, 2021, with a weighted-average exercise price of $26.4674 per share;

•	1,640,392 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units (“RSUs”) outstanding as of August 31, 2021;

•	1,960,839 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units (“PRSUs”) outstanding as of August 31, 2021, assuming target performance;

•	130,064 shares of our common stock issuable upon the exercise of an outstanding warrant to purchase shares of our common stock at an exercise price of $25.98 per share;

•	18,345,374 shares of our common stock reserved for future issuance under the Callaway Golf Company Amended and Restated 2004 Incentive Plan as of August 31, 2021; and

•	520,070 shares of our common stock reserved for future issuance under the Company’s 2013 Non-Employee Directors Stock Incentive Plan as of August 31, 2021.

Unless otherwise indicated, all information in this prospectus supplement assumes or gives effect to:

•	no exercise of the outstanding options or settlement of the outstanding RSUs or PRSUs referred to above;

•	no exercise of the outstanding warrant to purchase shares of our common stock referred to above; and

•	no exercise of the underwriters’ option to purchase additional shares from the selling stockholder.

RISK FACTORS

Before you invest in our common stock, you should carefully consider the risks described below and in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which are incorporated herein by reference, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. You should consider carefully the risk factors discussed therein and below, and all other information contained in or incorporated by reference in this prospectus supplement before making an investment decision. The following risks may adversely impact our business, financial condition and operating results. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Our stock price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell the shares of common stock purchased in this offering at or above the price at which you purchased them.

The trading price of our common stock has fluctuated in the past. The trading price of our common stock could fluctuate significantly in the future and could be negatively affected in response to various factors, including:

•	the impact of the COVID-19 pandemic and related policy responses on economic conditions, access to capital, our business and results of operations;

•	market conditions in the broader stock market;

•	the introduction of new products or services by us or others in our industries;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends, and the potential impact of the COVID-19 pandemic;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission (the “SEC”);

•	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industries;

•	guidance that we provide to the public, any changes in this guidance, or our failure to meet this guidance;

•	sales, or anticipated sales, of large blocks of our stock;

•	major reductions in trading volumes on the exchanges on which we operate;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. In recent years, the stock markets generally have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. More recently, the stock markets have experienced historic price fluctuations as a result of the COVID-19 pandemic, which continues to rapidly evolve and pose significant uncertainty to the global economy. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our common stock shortly following this offering. If the market price of shares of our common stock after this offering does not ever exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would adversely affect our financial condition and operating results and divert management’s attention and resources from our business.

Future sales of our common stock by us or our existing stockholders, or the perception in the public markets that these sales may occur, may depress our share price.

Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline, which may make it more difficult for you to sell your shares at a time and price that you deem appropriate. Future sales of our common stock could also result in substantial dilution of the ownership percentage of our existing stockholders.

We, our executive officers and directors and certain of our stockholders have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of common stock without the permission of Goldman Sachs & Co. LLC for a period of 55 days following the date of this prospectus supplement, subject to certain exceptions. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and certain of our stockholders will be able to sell common stock in the public market, subject to compliance with applicable securities laws restrictions. Sales of a substantial number of such shares of common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our stock, the price of our stock and trading volume could decline.

The trading market for our common stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our stock or change their opinion of our stock, our share price may decline. In addition, if one or more analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the share price or trading volume of our common stock to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as: “may,” “should,” “will,” “could,” “would,” “anticipate,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” and similar references to future periods. Forward-looking statements include, among others, statements that relate to future plans, events, liquidity, financial results, performance, prospects or growth and scale opportunities, including, but not limited to, statements relating to future industry and market conditions, the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition and the impact of any measures taken to mitigate the effect of the COVID-19 pandemic, the benefits of the merger with Topgolf, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Callaway, Topgolf or the combined company, any statements regarding the strength of the Company’s brands, product lines and e-commerce business, geographic diversity, market recovery, availability of capital under the Company’s credit facilities, the capital markets or other sources, the Company’s conservation and cost reduction efforts, future stock repurchases, cash flows and liquidity, compliance with debt covenants, estimated unrecognized stock compensation expense, projected capital expenditures and depreciation and amortization expense, future contractual obligations, the realization of deferred tax assets, including loss and credit carryforwards, future income tax expense, the future impact of new accounting standards, the Jack Wolfskin acquisition, and the related financial impact of the future business and prospects of the Company, TravisMathew, OGIO, Jack Wolfskin and Topgolf. These statements are based upon current information and the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. As a result of these uncertainties and because the information on which these forward-looking statements is based may ultimately prove to be incorrect, actual results may differ materially from those anticipated. Important factors that could cause actual results to differ include, among others, the following:

•

certain risks and uncertainties, including changes in capital markets or economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in consumer demand and spending;

•

the impact of the COVID-19 pandemic and other potential future outbreaks of infectious diseases or other health concerns, and measures taken to limit their impact, which could adversely affect the Company’s business, consumer demand and supply chain, and the global economy;

•

disruptions to business operations whether from COVID-19-related travel restrictions, mandated quarantines or voluntary “social distancing” that affects employees, customers and suppliers, production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains, and staffing shortages as a result of remote working requirements or otherwise;

•

costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business, or the failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all;

•	the potential impact of the merger on relationships with the Company’s and/or Topgolf’s employees, customers, suppliers and other business partners;

•	consumer acceptance of and demand for the Company’s products;

•	future retailer purchasing activity, which can be significantly affected by adverse industry conditions and overall retail inventory levels;

•	any unfavorable changes in U.S. trade or other policies, including restrictions on imports or an increase in import tariffs;

•	the level of promotional activity in the marketplace;

•	future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions;

•	future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs;

•	the ability of the Company to manage international business risks;

•	the Company’s ability to recognize operational synergies and scale opportunities across its supply chain and global business platform;

•	the costs and disruption associated with activist investors;

•	significant developments stemming from the U.K.’s withdrawal from the European Union, which could have a material adverse effect on the Company;

•	adverse changes in the credit markets or continued compliance with the terms of the Company’s credit facilities;

•	the Company’s ability to monetize its investments;

•	the Company’s ability to successfully integrate, operate and expand the retail stores of the acquired TravisMathew and Jack Wolfskin businesses;

•

delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products or in manufacturing the Company’s products, including the Company’s dependence on a limited number of suppliers for some of its products;

•	adverse weather conditions and seasonality;

•	any rule changes or other actions taken by the United States Golf Association or other golf association that could have an adverse impact upon demand or supply of the Company’s products;

•	the ability of the Company to protect its intellectual property rights;

•	a decrease in participation levels in golf;

•

the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including without limitation the COVID-19 pandemic, on the economy generally, on the level of demand for the Company’s products or on the Company’s ability to manage its supply and delivery logistics in such an environment; and

•	the general risks and uncertainties applicable to the Company and its business.

Investors should not place undue reliance on these forward-looking statements, which are based on current information and speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect new information or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the documents incorporated by reference and filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. Investors should also be aware that while the Company from time to time does communicate with securities analysts, it is against the Company’s policy to disclose to them any material non-public information or other confidential commercial information. Furthermore, the Company has a policy against distributing or confirming financial forecasts or projections issued by analysts and any reports issued by such analysts are not the responsibility of the Company. Investors should not assume that the Company agrees with any report issued by any analyst or with any statements, projections, forecasts or opinions contained in any such report. For details concerning these and other risks and uncertainties contained in this prospectus supplement, see the heading “Risk Factors” as well as the Company’s other reports filed with the SEC from time to time.

USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus supplement, and we will not receive any of the proceeds from any sale of shares of common stock in this offering by the selling stockholder. Pursuant to the Registration Rights Agreement, dated as of October 27, 2020, by and among the Company and certain stockholders party thereto, we have agreed to pay certain expenses of the selling stockholder related to this offering. The selling stockholder will pay all applicable underwriting discounts and commissions.

DIVIDEND POLICY

During 2019 and during the first and second quarters of 2020, the Company’s Board of Directors declared regular quarterly dividends of $0.01 per share. In August 2020, as part of the Company’s effort to manage costs and capital allocation most efficiently, the Company announced the cessation of its quarterly dividends. The Company may in the future pay quarterly dividends subject to liquidity, capital availability and quarterly determinations that cash dividends are in the best interests of its stockholders. Future dividends may be affected by, among other items, the Company’s views on potential future capital requirements, projected cash flows and needs, and changes to the Company’s business model. In addition, the Company’s senior secured asset-based revolving credit facility (the “ABL Facility”) imposes restrictions on the amount the Company could pay in annual cash dividends, including certain restrictions on the amount of additional indebtedness and requirements to maintain a certain fixed charge coverage ratio under certain circumstances.

SELLING STOCKHOLDER

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholder as of August 31, 2021, subject to certain assumptions set forth in the footnotes and as adjusted to reflect the sale of shares of common stock by the selling stockholder as set forth on the cover page of this prospectus supplement. Percentage of beneficial ownership before this offering is based on 185,969,733 shares of common stock outstanding as of August 31, 2021. Beneficial ownership is based on information furnished by the selling stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC.

When we refer to the “selling stockholder” in this prospectus supplement, we include any pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholder’s interest.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered†	Shares Beneficially Owned After the Offering (assuming no exercise of option)		Shares Beneficially Owned After the Offering (assuming full exercise of option)
Name of Selling Stockholder	Number of Shares	Percentage		Number of Shares	Percentage	Number of Shares	Percentage
PEP TG Investments LLC (1)	28,905,290	15.5%	3,000,000	25,905,290	13.9%	25,455,290	13.7%

†	If the underwriters exercise their option to purchase additional shares in full, the selling stockholder will sell a total of 3,450,000 shares of our common stock in the offering.
(1)

Includes (i) 28,775,226 shares of our common stock held by PEP TG Investments LP prior to the offering; and (ii) 130,064 shares of our common stock underlying warrants held by PEP TG Investments LP that are exercisable at any time at the option of the holder. As a result of its relationship with PEP TG Investments LP, PEP TG Investments GP LLC may be deemed to beneficially own such shares. Michael Dominguez has shared voting and investment control with respect to the securities held by PEP TG Investments GP LLC, and may be deemed to indirectly beneficially own the securities directly held by PEP TG Investments LP.

For more information about our relationships with the selling stockholder and its affiliates, see “Transactions with Related Persons” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2021, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND

DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we may in the future pay quarterly dividends. If we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

We, the selling stockholder and the underwriters named below have entered into an underwriting agreement with respect to the shares of our common stock being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of our common stock indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
MUFG Securities Americas Inc.

Total

The underwriters are committed to take and pay for all shares of the Company’s common stock being offered, if any are taken, other than the common stock covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 450,000 shares of our common stock from the selling stockholder. They may exercise that option for 30 days. If any shares of our common stock are purchased pursuant to this option, the underwriters will severally purchase shares of our common stock in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 450,000 additional shares of our common stock.

Paid by the Selling Stockholder
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

The shares of our common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $                per share from the initial public offering price. After the initial offering of the shares of our common stock, the underwriters may change the offering price and the other selling terms. The offering of shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our share of the total expenses of the offering will be approximately $             . We have agreed to pay certain offering expenses for the selling stockholder incurred in connection with the sale. We have also agreed to reimburse the underwriters for expenses relating to clearing of this offering with FINRA in an amount up to $15,000.

We and the selling stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the New York Stock Exchange under the symbol “ELY”.

No Sales of Similar Securities

The Company, our directors and officers, the selling stockholder and certain other of our stockholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their shares of our common stock, any options or warrants to purchase any shares of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus continuing to and including the date 55 days after the date of this prospectus (the “Lock-up Period”), except with the prior written consent of the representative.

Notwithstanding the foregoing, and subject to the following conditions and the terms and conditions set forth in a “lock-up” agreement with the underwriters (the “Lock-Up Agreement”), our directors and officers, the selling stockholder and the other stockholders subject thereto may transfer shares of our common stock: (a) to an immediate family member or to any trust for the direct or indirect benefit of the transferor or such immediate family member, (b) as a bona fide gift or gifts, (c) by will, other testamentary document or under the laws of descent, (d)(i) to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act), limited partners, general partners, limited liability company members or stockholders of the transferor to the extent that the transferor is a partnership, limited liability company or corporation, (ii) to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the transferor, (iii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the transferor or affiliates or the transferor (including, for the avoidance of doubt, where the transferor is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (iv) as part of a distribution, transfer or disposition by the transferor to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders, (e) in connection with a sale of any of the transferor’s shares our common stock acquired in open market transactions after the date of the prospectus; (f) to the Company in connection with the exercise or settlement of options, whether by “net” or “cashless” exercise or otherwise, warrants or other rights to acquire shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations related to such exercise, vesting or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus, provided that any such shares issued upon exercise of such option, warrant, restricted stock unit or other right shall be subject to the restrictions on transfer set forth in the Lock-up Agreement; (g) pursuant to a court or regulatory agency order, a qualified domestic court order or in connection with a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (h) to the Company or its subsidiaries upon death, disability or termination of employment, in each case, of the transferor; (i) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a “change of control” (as defined in the Lock-up Agreement) of the Company, provided that if such transaction is not consummated, the transferor’s shares of our common stock shall remain subject to the restrictions set forth in the Lock-up Agreement; (j) to a nominee or custodian of a person or entity to whom transfer would be otherwise be permissible under the foregoing clauses (a) through (i), or (k) with respect to the selling stockholder, in a sale of our common shares by the selling stockholder as contemplated in this prospectus supplement; provided that, in the case of the foregoing clauses (a), (b), (c), (d) and (g) above, the transferee agrees to be bound in writing by the terms of the Lock-up Agreement prior to such transfer and, in the case of (a), (b), (c) and (g) above, such transfer shall not involve a disposition for value; provided further that, in the case of the foregoing clauses (a), (b), (c), (e), (f), (g) and (h) above, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on Form 5 made after the expiration of the Lock-up Period or, in the case of the foregoing clauses (f), (g) and (h) other than a filing required to be made on Form 4 which include an explanatory footnote for the reason for such transfer); and provided further that, in the case of (d) above, no filing under the Exchange Act reporting a reduction in beneficial ownership of the transferor’s shares of common stock shall be required or shall be voluntarily made in connection with such transfer (other than a filing on Form 5 made after the expiration of the Lock-Up Period).

Notwithstanding the foregoing, and subject to the following conditions and the terms and conditions set forth in the underwriting agreement, we may: (a) issue shares of our common stock upon the exercise of any options or settlement of restricted stock units, in each case, outstanding as of the date of the underwriting agreement if such options or restricted stock units were issued pursuant to the Company’s equity incentive plans that are described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, (b) issue shares of our common stock upon the conversion of any convertible securities outstanding as of the date of the underwriting agreement and described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, (c) issue any shares of our common stock or securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, in each case pursuant to the Company’s equity incentive plans that are described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, and (d) issue securities as consideration in connection with mergers, acquisitions of companies or assets, joint ventures, reclassifications, strategic relationships or other similar transactions not primarily for financing purposes; provided that, the aggregate number of shares that we may sell or issue or agree to sell or issue pursuant to this clause (d) shall not exceed 5% of the total number of shares of our capital stock issued and outstanding immediately following the completion of the transaction contemplated in the underwriting agreement; and provided further that in connection with the execution of any agreement relating to any such merger, acquisition of companies or assets, joint venture, reclassification, strategic relationship or other similar transaction not primarily for financing purposes pursuant to this clause (d), all persons that are either parties to such agreement or are required to file reports under Section 16 of the Exchange Act as a result of being a director, officer or principal stockholder of a party to such agreement shall agree in writing not to hedge or make any short sale of such securities prior to the expiration of the Lock-up Period.

Stabilization

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares of our common stock for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares of our common stock to cover the covered short position, the underwriters will consider, among other things, the price of the shares of our common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of our common stock pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares of our common stock for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares of our common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the shares of our common stock. As a result, the price of the shares of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on New York Stock Exchange, in the over-the-counter market or otherwise.

Certain Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. For example, certain of the underwriters or their affiliates are lenders under the Company’s credit facilities. In addition, Goldman Sachs & Co. LLC acted as financial advisor in connection with the Topgolf acquisition.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares of our common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the selling stockholder; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to shares of our common stock in, from or otherwise involving the United Kingdom.

Hong Kong

Shares of our common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired shares of our common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired shares of our common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

Shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

Shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons, which we refer to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock. The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Cravath, Swaine & Moore LLP is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Topgolf International, Inc. appearing in the Company’s Current Report on Form 8-K dated September 15, 2021 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We maintain a website at www.callawaygolf.com. These website addresses, and the website addresses included in any documents incorporated by reference herein, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2021 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020);

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 10, 2021 and August 9, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 19, 2021, February 26, 2021, March 3, 2021, March 8, 2021, May 20, 2021, September 7, 2021 and September 15, 2021; and

•

the description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on December 16, 1991 (Registration No. 33-53732), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

Attention: Corporate Secretary

Telephone: (760) 931-1771

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

CALLAWAY GOLF COMPANY

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

Common Stock Offered by the Selling Securityholders

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: Callaway Golf Company’s debt securities, common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units and units of these securities. When we or any of the selling securityholders offer and sell securities pursuant to this prospectus, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, and the amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering.

We may offer and sell the securities described in this prospectus and any prospectus supplement, and the selling securityholders may offer and sell shares of common stock described in this prospectus or any prospectus supplement, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering of such securities.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

The common stock of Callaway Golf Company is listed on the New York Stock Exchange under the symbol “ELY.” On September 14, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $27.08 per share.

Investing in our securities involves risks that are described in the section entitled “Risk Factors” on page 1 of this prospectus and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus, and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock, in one or more offerings as described in this prospectus.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of Callaway Golf Company;

•	common stock of Callaway Golf Company;

•	preferred stock of Callaway Golf Company;

•	depositary shares of Callaway Golf Company;

•	warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities of Callaway Golf Company;

•	rights to purchase Callaway Golf Company common stock, preferred stock, depositary shares or debt securities;

•	stock purchase contracts issued by Callaway Golf Company;

•	stock purchase units issued by Callaway Golf Company; and

•	units consisting of any of the above securities.

We may issue debt securities convertible into shares of Callaway Golf Company common or preferred stock. The preferred stock issued may also be convertible into shares of Callaway Golf Company common stock or another series of its preferred stock.

This prospectus provides a general description of the securities that we may offer hereunder. Each time that we or the selling securityholders sell securities hereunder, we or the selling securityholders will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus with respect to that offering. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” Callaway and the Company refer collectively to Callaway Golf Company, a Delaware corporation, and its consolidated subsidiaries.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Neither we nor the selling securityholders have authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone gives you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

Callaway Golf Company Trademarks: The following marks and phrases, among others, are trademarks of the Company: Alpha Convoy, Apex, Apex DCB, Apex Tour, APW, Arm Lock, Backstryke, Big Bertha, Big Bertha B21, Big Bertha REVA, Big T, Bird of Prey, Black Series, Bounty Hunter, C Grind, Callaway, Callaway Capital, Callaway Golf, Callaway Media Productions, Callaway Super Hybrid, Callaway X, Capital, Chev, Chev 18, Chevron Device, Chrome Soft, Chrome Soft X, Cirrus, Comfort Tech, CUATER, Cuater C logo, Cup 360, CXR, 360 Face Cup, Dawn Patrol, Demonstrably Superior And Pleasingly Different, Divine, Double Wide, Eagle, Engage, Epic, Epic Flash, Epic Max, Epic Max LS, Epic Speed, ERC, ERC Soft, Everyone’s Game, Exo, Cage, Fast Tech Mantle, Flash Face Technology, Flash Face SS21, FT Optiforce, FT Performance, FT Tour, Fusion, Fusion Zero, GBB, GBB Epic, Gems, Gravity Core, Great Big Bertha, Great Big Bertha Epic, Grom, Groove- In- Groove Technology, Heavenwood, Hersatility, Hex Aerodynamics, Hex Chrome, HX, Hyper Dry, Hyper-Lite, Hyper Speed Face, I.D. Ball, Jack Wolfskin, Jailbird, Jailbreak, Jailbreak AI Speed Frame, Jailbreak AI Velocity Blades, JAWS MD5, Jewel Jam, Kings of Distance, Legacy, Life On Tour, Longer From Everywhere, Luxe, Mack Daddy, Magna, Majestic, MarXman, Mavrik, MD3 Milled, MD4 Tactical, MD5, MD 5 Jaws, Metal-X, Microhinge Face Insert, Microhinge Star, Mission:Ambition, Nanuk, NipIt, Number One Putter in Golf, O OGIO, O Works, Odyssey, Odyssey Works, Offset Groove in Groove, Ogio, OGIO ALPHA, OGIO ARORA, OGIO CLUB, OGIO FORGE, OGIO ME, OGIO RENEGADE, OGIO SAVAGE, OGIO SHADOW, OGIO XIX, Opti Flex, Opti Grip, Opti Shield, OptiFit, Opti Vent, ORG 7, ORG 14, ORG 15, Paw Print, PRESTIGE 7, ProType, R, Red Ball, R-Moto, Renegade, Rig 9800, Rossie, RSX, S2H2, Sabertooth, Shredder, Silencer, SLED, SoftFast, Solaire, Speed Regime, Speed Step, Steelhead XR, Steelhead, Strata, Stroke Lab, Stronomic, Sub Zero, Superhot, Supersoft, SureOut, TM, Tank, Tank Cruiser, Tech Series, Teron, Texapore, TMCA, Toe Up, Suite Suite, TopChallenge, TopChip, TopContender, TopDrive, TopGolf, TopGolf Crush, TopGolf Media, TopLife, TopPressure, TopScore, TopScramble, TopShot, TopTracer, TopTracer Range, Toulon, Toulon Garage, Tour Authentic, Tour Tested, Trade In! Trade Up!, TRAVISMATHEW, TravisMathew TM logo, Trionomer Cover, Truvis, Truvis Pattern, Tyro, udesign, Uptown, Versa, VFT, W Grind, Warbird, Weather Series, Wedgeducation, White Hot, White Hot OG, White Hot Tour, White Ice, World’s Friendliest, X-12, X-14, X-16, X-18, X-20, X-22, X-24, XACT, X Face VFT, X Hot, X Hot Pro, X² Hot, X Series, XR, XR 16, XSPANN, Xtra Traction Technology, Xtra Width Technology, XTT, 2-Ball.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus and the documents incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as: “may,” “should,” “will,” “could,” “would,” “anticipate,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” and similar references to future periods. Forward-looking statements include, among others, statements that relate to future plans, events, liquidity, financial results, performance, prospects or growth and scale opportunities, including, but not limited to, statements relating to future industry and market conditions, the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition and the impact of any measures taken to mitigate the effect of the COVID-19 pandemic, the benefits of the merger with Topgolf International, Inc. (“Topgolf”), including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Callaway, Topgolf or the combined company, any statements regarding the strength of the Company’s brands, product lines and e-commerce business, geographic diversity, market recovery, availability of capital under the Company’s credit facilities, the capital markets or other sources, the Company’s conservation and cost reduction efforts, future stock repurchases, cash flows and liquidity, compliance with debt covenants, estimated unrecognized stock compensation expense, projected capital expenditures and depreciation and amortization expense, future contractual obligations, the realization of deferred tax assets, including loss and credit carryforwards, future income tax expense, the future impact of new accounting standards, the JW Stargazer Holding GmbH (“Jack Wolfskin”) acquisition, and the related financial impact of the future business and prospects of the Company, TravisMathew, LLC (“TravisMathew”), OGIO International, Inc. (“OGIO”), Jack Wolfskin and Topgolf. These statements are based upon current information and the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. As a result of these uncertainties and because the information on which these forward-looking statements is based may ultimately prove to be incorrect, actual results may differ materially from those anticipated. Important factors that could cause actual results to differ include, among others, the following:

•

certain risks and uncertainties, including changes in capital markets or economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in consumer demand and spending;

•

the impact of the COVID-19 pandemic and other potential future outbreaks of infectious diseases or other health concerns, and measures taken to limit their impact, which could adversely affect the Company’s business, consumer demand and supply chain, and the global economy;

•

disruptions to business operations whether from COVID-19-related travel restrictions, mandated quarantines or voluntary “social distancing” that affects employees, customers and suppliers, production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains, and staffing shortages as a result of remote working requirements or otherwise;

•

costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business, or the failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all;

•	the potential impact of the merger on relationships with the Company’s and/or Topgolf’s employees, customers, suppliers and other business partners;

•	consumer acceptance of and demand for the Company’s products;

•	future retailer purchasing activity, which can be significantly affected by adverse industry conditions and overall retail inventory levels;

•	any unfavorable changes in U.S. trade or other policies, including restrictions on imports or an increase in import tariffs;

•	the level of promotional activity in the marketplace;

•	future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions;

•	future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs;

•	the ability of the Company to manage international business risks;

•	the Company’s ability to recognize operational synergies and scale opportunities across its supply chain and global business platform;

•	the costs and disruption associated with activist investors;

•	significant developments stemming from the U.K.’s withdrawal from the European Union, which could have a material adverse effect on the Company;

•	adverse changes in the credit markets or continued compliance with the terms of the Company’s credit facilities;

•	the Company’s ability to monetize its investments;

•	the Company’s ability to successfully integrate, operate and expand the retail stores of the acquired TravisMathew and Jack Wolfskin businesses;

•

delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products or in manufacturing the Company’s products, including the Company’s dependence on a limited number of suppliers for some of its products;

•	adverse weather conditions and seasonality;

•	any rule changes or other actions taken by the United States Golf Association or other golf association that could have an adverse impact upon demand or supply of the Company’s products;

•	the ability of the Company to protect its intellectual property rights;

•	a decrease in participation levels in golf;

•

the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including without limitation the COVID-19 pandemic, on the economy generally, on the level of demand for the Company’s products or on the Company’s ability to manage its supply and delivery logistics in such an environment; and

•	the general risks and uncertainties applicable to the Company and its business.

Investors should not place undue reliance on these forward-looking statements, which are based on current information and speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect new information or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the documents incorporated by reference and filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. Investors should also be aware that while the Company from time to time does communicate with securities analysts, it is against the Company’s policy to disclose to them any material non-public information or other confidential commercial information. Furthermore, the Company has a policy against distributing or confirming financial forecasts or projections issued by analysts and any reports issued by such analysts are not the responsibility of the Company. Investors should not assume that the Company agrees with any report issued by any analyst or with any statements, projections, forecasts or opinions contained in any such report. For details concerning these and other risks and uncertainties contained in this prospectus, see the heading “Risk Factors” as well as the Company’s other reports filed with the SEC from time to time.

v

ABOUT US

Callaway Golf Company was incorporated in California in 1982 with the main purpose of designing, manufacturing and selling high quality golf clubs. The Company became a publicly traded corporation in 1992, and in 1999, reincorporated in the State of Delaware. The Company has evolved over time from a manufacturer of golf clubs to a leading manufacturer and distributor of a full line of premium golf equipment and accessories. More recently, in an effort to diversify and explore new growth opportunities, the Company expanded its soft goods business to include lifestyle product lines that are complementary to golf. In 2017, the Company expanded its soft goods business with the acquisitions of OGIO, a leading manufacturer and distributor of premium storage gear for sport and personal use, and TravisMathew, a leading designer and distributor of premium golf and lifestyle apparel, gear and accessories. In January 2019, the Company acquired Jack Wolfskin, an international, premium outdoor apparel, footwear and equipment brand, which further enhanced the Company’s lifestyle category and provided a platform in the active outdoor and urban outdoor categories. In March 2021, the Company acquired Topgolf, a technology-enabled global sports and entertainment leader built on a foundation of community, inclusivity and fun. Our products are sold in the United States and internationally in over 120 countries worldwide. Our principal executive offices are located at 2180 Rutherford Road, Carlsbad, California 92008, our telephone number is (760) 931-1771 and our website is www.callawaygolf.com. Information that you may find on our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete and are qualified in their entirety by reference to our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

As of September 15, 2021, our authorized capital stock consisted of 360,000,000 shares of common stock, $0.01 par value, and 3,000,000 shares of preferred stock, $0.01 par value. Of the preferred stock, 240,000 shares are designated Series A Junior Participating Preferred Stock (“Series A Preferred”). The remaining shares of preferred stock are undesignated as to series, rights, preferences, privileges or restrictions. Our certificate of incorporation does not authorize any other classes of capital stock.

Common Stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Although no shares of Series A Preferred have been issued, if such shares were issued, each share of Series A Preferred would entitle the holder thereof to 1,000 votes on all matters to be voted upon by our stockholders. The holders of any shares of Series A Preferred and the holders of our common stock generally vote together as one class on all matters to be voted upon by our stockholders.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Our common stock is listed under the symbol “ELY” on the New York Stock Exchange. Computershare Trust Company, N.A. is the Transfer Agent and Registrar for our common stock.

Preferred Stock

At the date of this prospectus no shares of preferred stock are outstanding.

The terms and provisions of the preferred stock that may be offered by this prospectus will be described in the applicable prospectus supplement. You should read the certificate of designations relating to the applicable series of preferred stock for additional information before you purchase any preferred stock. In addition to the Series A Preferred, our board of directors may, without stockholder approval, issue up to 2,760,000 shares of preferred stock in one or more series and, subject to the Delaware General Corporation Law, may:

•

fix or alter the designations, powers and preferences, and relative participating, optional or other rights, if any, of any series of preferred stock, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights (and whether dividends are cumulative);

•

fix the conversion rights, if any, and voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of our board of directors or the percentage of members, if any, of our board of directors each class or series of preferred stock may be entitled to elect);

•	fix the rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock;

•	fix the number of shares constituting any series; and

•

increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of such series then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of such series.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Our board may issue shares of preferred stock with voting and conversion rights that could negatively affect the voting power or other rights of our common stock, and the board has the ability to take that action without stockholder approval.

Registration Rights

As of September 15, 2021, holders of 57,483,826 shares of our common stock are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act, pursuant to the registration rights agreement by and among us and certain stockholders. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

Form S-1. If at any time after September 4, 2021, the holders of at least 15% of the registrable securities then outstanding request in writing that we effect a registration with respect to all or a part of the registrable securities then outstanding where the aggregate price to the public of the offering is $10.0 million or more, we may be required to provide notice to all holders of registrable securities and to use commercially reasonable efforts to effect such registration; provided, however, that we will not be required to effect such a registration if, among other things, within the preceding six months, we have already effected a registration for the holders of registrable securities in response to these demand registration rights.

Form S-3. If at any time after September 4, 2021, the holders of at least 12.5% of the registrable securities then outstanding, with respect to the first request pursuant to these demand registration rights, and at least 7.5% of the registrable securities then outstanding, with respect to each subsequent request pursuant to these demand registration rights, request in writing that we effect a registration with respect to all or a part of the registrable securities then outstanding where the price to the public of the offering is $10.0 million or more, we may be required to provide notice to all holders of registrable securities and to use commercially reasonable efforts to effect such registration; provided, however, that we will not be required to effect such a registration if, among other things, within the preceding six months, we have already effected a registration on Form S-3 for the holders of registrable securities.

The registration rights agreement provides for a maximum of six demand registration requests by the holders of registrable securities, collectively (or, if Form S-3 is not available to us, a maximum of two demand registration requests on Form S-1). In addition, the holders of registrable securities, together with their successors and permitted assigns, have the right to request that up to two demand registrations be effected by means of an underwritten offering. If the holders requesting registration intend to distribute their shares by means of an underwriting, the underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Indemnification

Our registration rights agreement contains customary cross indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in a registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration, filing and qualification fees, printing and accounting expenses, fees and disbursements of our counsel and the reasonable fees and disbursements of certain counsel for the selling securityholders, not to exceed $50,000.

Termination of Registration Rights

The registration rights terminate upon the (1) date as of which all of the registrable securities have been sold, transferred, disposed of or exchanged pursuant to a registration statement or (2) the later of (A) March 8, 2023 and (B) the date as which all registrable securities held by a particular holder are freely saleable without registration and without restrictions or limitations on volume, or manner of sale or otherwise under Rule 144.

Effect of New Issuance

If the board were to issue common stock or a new series of preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of the Company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation and Bylaws

Provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

•

As discussed above, our certificate of incorporation permits our board of directors to issue a new series of preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•

Our bylaws provide time limitations on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings, and require the stockholder to provide additional information about the stockholder (including such stockholder’s ownership of the Company’s securities) and any relationships and interests in material agreements such stockholder has with or involving the Company, and additional information about the candidate the stockholder proposes for election to our board of directors.

•

Our bylaws provide that special meetings of stockholders can be called only by a majority of our board of directors then in office, or by the chairman of the board, or by the president, and that the board of directors may postpone, recess, reschedule or cancel any previously scheduled special meeting of stockholders.

•	Our certificate of incorporation and bylaws permit shareholders to act by written consent, but such consent must be unanimous in the case of election of directors.

Copies of our certificate of incorporation and bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

We may issue debt securities under an indenture to be entered into between us and Wilmington Trust, National Association, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports that we file with the SEC. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Callaway Golf Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Callaway Golf Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Callaway Golf Company; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered, and if requested, provided indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has actual knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (it being agreed that the trustee shall have no obligation to make such determination). (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights, stock purchase contracts, stock purchase units or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold from time to time:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

We will identify the specific plan of distribution, including any agents, underwriters, broker-dealers or direct purchasers and their compensation in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the website set forth below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Callaway Golf Company, that file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.callawaygolf.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2021 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020);

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 10, 2021 and August 9, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 19, 2021, February 26, 2021, March 3, 2021, March 8, 2021, May 20, 2021, September 7, 2021 and September 15, 2021; and

•

the description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on December 16, 1991 (Registration No. 33-53732), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

Attention: Corporate Secretary

Telephone: (760) 931-1771

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Topgolf International, Inc. appearing in the Company’s Current Report on Form 8-K dated September 15, 2021 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

3,000,000 Shares

Common Stock

Prospectus Supplement

Joint Book-Running Managers

Goldman Sachs & Co. LLC

BofA Securities

J.P. Morgan

Co-Manager

MUFG

                    , 2021